FORM 8-K

UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

AMERICAN HOME FOOD PRODUCTS, INC. (formerly Novex Systems International, Inc.)
(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

42 Forest Lane Bronxville, New York	10708
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code 914-441-3591

Title of each class Common Stock $.001 par value	Name of each exchange on which registered OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 6, 2006, American Home Food Products, Inc. announced that it entered into a non-binding Letter of Intent to acquire 100% of the ownership interests in a privately-held specialty food company. Effective today, the company announced it has closed this transaction by acquiring Artisanal Cheese, LLC. The purchase price was $4.5 million in cash and notes and the assumption of $700,000 in liabilities as part of the purchase consideration.

With this transaction, the Company sold its building material assets for approximately $1 million and recapitalized its existing debts primarily through a tax-free exchange of debt for equity and cash payments to satisfy other obligations. The Company’s current president, Daniel W. Dowe, has agreed to serve as Chairman, Chief Executive Officer and President for an additional three years. Later this week the Company will announce new executive hires from within the food industry that will join the Company and work closely with Mr. Dowe.

A copy of the announcement is attached to this Form 8-K.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

99	Press release dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC. By: /s/ Daniel W. Dowe —————————————— Daniel W. Dowe President

DATED: August 13, 2007

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